     As filed with the Securities and Exchange Commission on October 27, 1999
================================================================================
                                                           Registration No. 333-
                                                           =====================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                              -------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                              ConnectInc.com, Co.
             (Exact name of registrant as specified in its charter)
                       (formerly known as Connect, Inc.)

                              -------------------

              Delaware                                77-0431045
     (State of Incorporation)          (I.R.S. Employer Identification No.)

                              -------------------

                              ConnectInc.com, Co.
                               515 Ellis Street
                         Mountain View, CA 94043-2242
                                (650) 254-4000
         (Address and telephone number of principal executive offices)

                              -------------------

         1999 Stock Option Plan for Non-Employee Directors and Advisors
               Certain Stock Options Granted Outside of Any Plan
                           (Full title of the plans)

                                Craig D. Norris
                     President and Chief Executive Officer
                              ConnectInc.com, Co.
                                515 Ellis Street
                         Mountain View, CA 94043-2242
                                 (650) 254-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                              -------------------
                                  Copies to:
                            Timothy J. Moore, Esq.
                              Cooley Godward LLP
                             Five Palo Alto Square
                              3000 El Camino Real
                           Palo Alto, CA 94306-2155
                                (650) 843-5000

                              -------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                           Proposed Maximum
    Title of Securities to be        Amount to be          Offering Price           Proposed Maximum                  Amount of
           Registered                 Registered            Per Share (1)       Aggregate Offering Price (1)      Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
 Stock Options and Common Stock        550,000            $2.4688 - $4.3125              $1,462,525                     $407
 ($.001 par value)
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to outstanding options granted by ConnectInc.com, Co. (the "Registrant") under (i) the Registrant's 1999 Stock Option Plan for Non-Employee Directors and Advisors and (ii) those certain options granted by the Registrant outside of any plan, or (b) the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Stock Market for October 21, 1999, for shares reserved for future grant pursuant to the Registrant's 1999 Stock Option Plan for Non-Employee Directors and Advisors (pursuant to Rule 457(c) under the Act).

NOTES TO CALCULATION OF REGISTRATION FEE

================================================================================

The chart below details the calculations of the registration fee:

          Type of Shares                          Number of Shares    Offering Price Per Share      Aggregate Offering Price
          --------------                          ----------------    ------------------------      ------------------------
     Shares issuable pursuant to outstanding                50,000        $2.7188  (1)(a)(i)                  $  135,940
     options under 1999 Stock Option Plan for
     Non-Employee Directors and Advisors

     Shares reserved for future issuance                   450,000        $2.4688  (1)(b)                     $1,110,960
     pursuant to the 1999 Stock Option Plan
     for Non-Employee Directors and Advisors

     Shares issuable pursuant to options                    50,000        $4.3125  (1)(a)(ii)                 $  215,625
     granted outside of any plan

     Proposed Maximum Offering Price                                                                          $1,462,525

     Registration Fee                                                                                         $      407

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by ConnectInc.com, Co. (the "Registrant") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Registrant's latest annual report on Form 10-K405 (as amended) filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) The description of the Registrant's Common Stock which is contained in the registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California ("Cooley Godward"). As of the date of this prospectus, Cooley Godward held a warrant to purchase 35,000 shares of the Registrant's Common Stock. Alan C. Mendelson, a partner of Cooley Godward, is the secretary of the Registrant.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's Bylaws also provide that the Registrant will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent not prohibited by Delaware law.

     The Registrant's Second Amended and Restated Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws.

     The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons to the fullest extent permitted by Delaware law, including against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or executive officer of the Registrant or any of its affiliated enterprises. No indemnification will be available if such indemnification is unlawful, or in respect of any accounting of profits made from the purchase or sale of securities of the Registrant in violation of Section 16(b) of the Exchange Act. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

                                   EXHIBITS

Exhibit
Number

5.1       Opinion of Cooley Godward LLP.

23.1      Consent of Ernst & Young LLP

23.2      Consent of Cooley Godward LLP  (included in Exhibit 5.1)

24.1      Power of Attorney (included in signature page)

99.1 1999 Stock Option Plan for Non-Employee Directors and Advisors, and form of stock option agreement



                                 UNDERTAKINGS

     1.   The undersigned Registrant hereby undertakes:

     a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act;

          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     b. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                       2.

     c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       3.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on October 27, 1999.

                                   ConnectInc.com, Co.


                                   By   /s/ Craig D. Norris
                                        ______________________________________
                                        Craig D. Norris
                                        Chief Executive Officer and President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig D. Norris and Kevin Berry and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                               Title                                                   Date
       /s/ Craig D. Norris              Chief Executive Officer, President and Director         October 27, 1999
--------------------------------------  (Principal Executive Officer)
           Craig D. Norris

        /s/ Kevin Berry                 Chief Financial Officer (Principal Financial and        October 27, 1999
--------------------------------------  Accounting Officer)
            Kevin Berry

                                        Director                                                October 27, 1999
--------------------------------------
          Gordon J. Bridge

      /s/ Richard Lussier               Director                                                October 27, 1999
--------------------------------------
          Richard Lussier

     /s/ Rory T. O'Driscoll             Director                                                October 27, 1999
--------------------------------------
         Rory T. O'Driscoll

                                        Director                                                October 27, 1999
--------------------------------------
            Radha Basu

================================================================================

                                       4.

                                 EXHIBIT INDEX

Exhibit
Number                   Description
------                   -----------

5.1       Opinion of Cooley Godward LLP.

23.1      Consent of Ernst & Young LLP

23.2      Consent of Cooley Godward LLP  (included in Exhibit 5.1)

24.1      Power of Attorney (included in signature page)

99.1 1999 Stock Option Plan for Non-Employee Directors and Advisors, and form of stock option agreement